Exhibit 11

                       FEDERATED INTERMEDIATE INCOME FUND

                A PORTFOLIO OF FEDERATED INCOME SECURITIES TRUST

                            FEDERATED INVESTORS TOWER

                            PITTSBURGH, PA 15222-3779

                                  MAY __, 1999

The Trustees of
Federated Income Securities Trust
Federated Investors Tower
Pittsburgh, PA  15222-3779

Ladies and Gentlemen:

        Federated Income Securities Trust, a Massachusetts business trust ("Trust"), proposes to issue shares of beneficial interest representing interests in the Institutional Shares of a separate portfolio of securities known as "Federated Intermediate Income Fund" (such shares of beneficial interest being herein referred to as "Shares") in connection with the acquisition of the assets of CCB Bond Fund, a portfolio of CCB Funds, pursuant to the Agreement and Plan of Reorganization dated May __, 1999 ("Agreement"), filed as an exhibit to the registration statement of the Trust filed on Form N-14 (Securities Act of 1933 No. to be assigned) under the Securities Act of 1933, as amended ("N-14 Registration").

        As counsel I have participated in the organization of the Trust, its registration under the Investment Company Act of 1940, as amended, the registration of its securities on Form N-1A under the Securities Act of 1933 and its N-14 Registration. I have examined and am familiar with the written Amended and Restated Declaration of Trust dated December 31, 1991 ("Declaration of Trust"), the Bylaws of the Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

        Based upon the foregoing, it is my opinion that;

        1. The Trust is duly organized and validly existing pursuant to the Declaration of Trust.

        2. The Shares which are currently being registered by the N-14 Registration may be legally and validly issued in accordance with the Agreement and the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of Article III, Section 3, of the Declaration of Trust and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the states of the United States.

                                            Very truly yours,

                                            FEDERATED INTERMEDIATE INCOME
                                               FUND - A PORTFOLIO OF FEDERATED
                                            SECURITIES TRUST

                                            BY:     C. GRANT ANDERSON
                                            TITLE:  ASSISTANT SECRETARY